Exhibit 99.3

PRESS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 americanrailcar.com
636.940.6000

FOR RELEASE:	August 1, 2018

AMERICAN RAILCAR INDUSTRIES, INC.
ANNOUNCES LONG-TERM RAILCAR SUPPLY AGREEMENT WITH GATX
St. Charles, MO, August 1, 2018 - American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today announced that it has entered into a long-term supply agreement with GATX Corporation (GATX) to deliver a minimum of 7,650 railcars, consisting of tank and covered hopper railcars, through 2023 with a currently estimated backlog value of approximately $750 million. The agreement also includes an option for GATX to order up to an additional 4,400 railcars from ARI through 2023, subject to certain restrictions, including on quantity levels of tank and covered hopper railcars in each year.

John O'Bryan, President and CEO of ARI, commented, "We are excited to partner with GATX on this long term agreement and to build a new strategic relationship. GATX is a global leader in railcar leasing and we look forward to working with them over the next several years to meet their needs. This agreement will provide a level of consistent and efficient production at our manufacturing facilities. A longer term production plan will help us achieve our vision of world class results in safety, quality and service, and will support our talented team members with a backlog that extends out for several years.”
About ARI
ARI is a prominent North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets, and ARI has begun managing these lease railcars in-house. In addition, ARI and its subsidiaries provide railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at americanrailcar.com or call the Investor Relations Department, 636.940.6000.
Forward Looking Statement Disclaimer
This press release contains statements relating to the Company's expected financial performance, objectives, long-term strategies and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding: anticipated benefits from the new long-term supply agreement with GATX, expectations regarding our future production and delivery rates as a result of the new agreement, anticipated benefits from a longer term production plan, our backlog, estimated backlog value, and any implication that our backlog may be indicative of our future revenues, and our strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Estimated backlog value, which does not reflect any additional railcars that may be ordered subject to the option, is based upon an assumed product mix consistent with the terms of the supply agreement. Changes in product mix from what is assumed would affect the estimated value of our backlog. Estimated backlog value also reflects known price adjustments for material cost changes but does not reflect a projection of any future material price adjustments that may be made under the agreement. Our competitors may not define railcar backlog in the same manner as we do, which could make comparisons of our railcar backlog with theirs misleading. Other potential risks and uncertainties that could adversely affect our business and prospects include, without limitation, risks relating to our ability to successfully perform under the new supply agreement, risks relating to managing our production rates and plans under the new agreement, risks relating to the conversion of our railcar backlog into revenues equal to our reported estimated backlog value, and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.